Earnings Release

Mastercard Incorporated Reports Third Quarter 2022 Financial Results

•Third quarter net income of $2.5 billion, and diluted earnings per share (EPS) of $2.58
•Third quarter adjusted net income of $2.6 billion, and adjusted diluted EPS of $2.68
•Third quarter net revenue of $5.8 billion, an increase of 15%, or 23% on a currency-neutral basis
•Third quarter gross dollar volume up 11% and purchase volume up 15%, on a local currency basis
Purchase, NY - October 27, 2022 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third quarter 2022.

“Consumer spending remains resilient and cross-border travel continues to recover,” said Michael Miebach, Mastercard CEO. “We delivered strong revenue and earnings growth again this quarter, reflecting the focused execution of our strategy. We will continue to monitor impacts related to elevated inflation and other macroeconomic and geopolitical risks. Our diversified business model and ability to modulate expenses position us well to navigate through periods of uncertainty while maintaining focus on our strategic objectives.”

Quarterly Results

Third Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q3 2022	Q3 2021	Reported GAAP	Currency-neutral
Net revenue	$5.8	$5.0	15%	23%
Operating expenses	$2.6	$2.3	17%	22%
Operating income	$3.1	$2.7	14%	24%
Operating margin	54.1%	54.5%	(0.5) ppt	0.4 ppt
Effective income tax rate	18.6%	14.3%	4.4 ppt	4.7 ppt
Net income	$2.5	$2.4	4%	11%
Diluted EPS	$2.58	$2.44	6%	14%

Key Third Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q3 2022	Q3 2021	As adjusted	Currency-neutral
Adjusted operating expenses	$2.4	$2.2	13%	17%
Adjusted operating margin	57.7%	56.7%	1.0 ppt	2.0 ppt
Adjusted effective income tax rate	19.4%	14.4%	5.0 ppt	5.4 ppt
Adjusted net income	$2.6	$2.3	11%	20%
Adjusted diluted EPS	$2.68	$2.37	13%	22%
[1] The Key Third Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Third Quarter Special Items”) and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q3 2022 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 11%	up 44%	up 9%
The following information is provided to aid in understanding Mastercard’s third quarter 2022 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 15%, or 23% on a currency-neutral basis, which includes a 1 percentage point benefit from acquisitions. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 11%, on a local currency basis, to $2.1 trillion.
•Cross-border volume growth of 44% on a local currency basis.
•Switched transactions growth of 9%.
•Other revenues increase of 17%, or 22% on a currency-neutral basis, which includes 2 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•Rebates and incentives (contra-revenue) increase of 20%, or 26% on a currency-neutral basis, primarily due to increased volumes and transactions and new and renewed deals.
•Total operating expenses increased 17%. Excluding the impact of Third Quarter Special Items, adjusted operating expenses increased 13%, or 17% on a currency-neutral basis. This includes a 3 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support our continued investment in our strategic initiatives across payments, services and new network capabilities.
•Other income (expense) was unfavorable $139 million, primarily due to lower net gains in the current period versus the prior period related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Adjusted other income (expense) was unfavorable $7 million versus the year ago period.
•The effective tax rate for the third quarter of 2022 was 18.6%, versus 14.3% for the comparable period in 2021. The adjusted effective tax rate for the third quarter of 2022 was 19.4%, versus 14.4% for the comparable period in 2021, primarily due to the recognition of U.S. tax benefits in the third quarter of 2021, the majority of which were discrete, and a discrete tax expense due to an unfavorable court ruling in the current period. These discrete items were partially offset by a favorable change in the company’s geographic mix of earnings in the current period.
•As of September 30, 2022, the company’s customers had issued 3.0 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the third quarter of 2022, Mastercard repurchased 4.7 million shares at a cost of $1.6 billion and paid $474 million in dividends. Quarter-to-date through October 24, the company repurchased 1.7 million shares at a cost of $505 million, which leaves $5.1 billion remaining under the approved share repurchase programs.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2022	2021	Reported GAAP	Currency-neutral
Net revenue	$16.4	$13.7	20%	26%
Operating expenses	$7.3	$6.4	14%	18%
Operating income	$9.1	$7.3	25%	33%
Operating margin	55.3%	53.1%	2.2 ppt	2.9 ppt
Effective income tax rate	14.3%	15.7%	(1.4) ppt	(1.2) ppt
Net income	$7.4	$6.3	17%	24%
Diluted EPS	$7.60	$6.35	20%	27%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2022	2021	As adjusted	Currency-neutral
Adjusted net revenue	$16.4	$13.7	20%	25%
Adjusted operating expenses	$6.9	$6.2	11%	14%
Adjusted operating margin	57.7%	54.4%	3.3 ppt	4.2 ppt
Adjusted effective income tax rate	14.8%	15.6%	(0.8) ppt	(0.6) ppt
Adjusted net income	$7.8	$6.0	29%	38%
Adjusted diluted EPS	$8.00	$6.06	32%	40%
1. The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or currency. See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2022 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 14%	up 51%	up 14%
The following information is provided to aid in understanding Mastercard’s year-to-date 2022 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 20%. Excluding the impact of Year-to-date Special Items, adjusted net revenue increased 20%, or 25% on a currency-neutral basis, which includes a 1 percentage point benefit from acquisitions. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 14%, on a local currency basis, to $6.0 trillion.
•Cross-border volume growth of 51% on a local currency basis.
•Switched transactions growth of 14%.
•Other revenues increase of 18%, or 22% on a currency-neutral basis, which includes 4 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•Rebates and incentives (contra-revenue) increase of 21%, or 25% on a currency-neutral basis, primarily due to increased volume and transactions and new and renewed deals.

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•Total operating expenses increased 14%. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 11%, or 14% on a currency-neutral basis. This includes a 5 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support the continued investment in our strategic initiatives, unfavorable foreign exchange activity, and increased spending on advertising and marketing.
•Other income (expense) was unfavorable $666 million, primarily due to net losses in the current period versus net gains in the prior period related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Adjusted other income (expense) was unfavorable $4 million versus the year ago period.
•The effective tax rate for 2022 was 14.3%, versus 15.7% for the comparable period in 2021. The adjusted effective tax rate for 2022 was 14.8%, versus 15.6% for the comparable period in 2021, primarily due to a discrete tax benefit in the first quarter of 2022 due to final U.S. tax regulations published in the current year, and a favorable change in the company’s geographic mix of earnings. These tax benefits in the current year were partially offset by the recognition of U.S. tax benefits in the prior year, the majority of which were discrete, and a discrete tax expense related to an unfavorable court ruling in 2022.
Return of Capital to Shareholders
Through September 30, 2022, Mastercard repurchased 18.3 million shares at a cost of $6.3 billion and paid $1.4 billion in dividends.
Third Quarter 2022 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its third quarter 2022 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ

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materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global COVID-19 pandemic and measures taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•events and resulting actions related to the Russian invasion of Ukraine
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient, or DQ, drives our culture and everything we do inside and outside of our company. With

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connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Net Revenue	$5,756	$4,985	$16,420	$13,668
Operating Expenses:
General and administrative	2,069	1,831	5,860	5,225
Advertising and marketing	182	222	573	557
Depreciation and amortization	185	188	566	537
Provision for litigation	208	27	341	94
Total operating expenses	2,644	2,268	7,340	6,413
Operating income	3,112	2,717	9,080	7,255
Other Income (Expense):
Investment income	16	5	28	9
Gains (losses) on equity investments, net	60	197	(133)	534
Interest expense	(120)	(110)	(344)	(323)
Other income (expense), net	4	7	12	9
Total other income (expense)	(40)	99	(437)	229
Income before income taxes	3,072	2,816	8,643	7,484
Income tax expense	573	402	1,238	1,176
Net Income	$2,499	$2,414	$7,405	$6,308
Basic Earnings per Share	$2.59	$2.45	$7.63	$6.37
Basic weighted-average shares outstanding	965	986	971	990
Diluted Earnings per Share	$2.58	$2.44	$7.60	$6.35
Diluted weighted-average shares outstanding	968	990	974	994

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Consolidated Balance Sheet (Unaudited)
	September 30, 2022	December 31, 2021
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$7,633	$7,421
Restricted cash for litigation settlement	586	586
Investments	412	473
Accounts receivable	3,167	3,006
Settlement assets	1,019	1,319
Restricted security deposits held for customers	1,531	1,873
Prepaid expenses and other current assets	2,475	2,271
Total current assets	16,823	16,949
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,788 and $1,614, respectively	1,951	1,907
Deferred income taxes	1,069	486
Goodwill	7,176	7,662
Other intangible assets, net of accumulated amortization of $1,834 and $1,755, respectively	3,582	3,671
Other assets	7,011	6,994
Total Assets	$37,612	$37,669

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$615	$738
Settlement obligations	1,054	913
Restricted security deposits held for customers	1,531	1,873
Accrued litigation	1,086	840
Accrued expenses	6,888	6,642
Short-term debt	957	792
Other current liabilities	1,345	1,364
Total current liabilities	13,476	13,162
Long-term debt	13,577	13,109
Deferred income taxes	346	395
Other liabilities	3,770	3,591
Total Liabilities	31,169	30,257

Commitments and Contingencies

Redeemable Non-controlling Interests	20	29

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,399 and 1,397 shares issued and 955 and 972 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,269	5,061
Class A treasury stock, at cost, 444 and 425 shares, respectively	(48,916)	(42,588)
Retained earnings	51,625	45,648
Accumulated other comprehensive income (loss)	(1,617)	(809)
Mastercard Incorporated Stockholders' Equity	6,361	7,312
Non-controlling interests	62	71
Total Equity	6,423	7,383
Total Liabilities, Redeemable Non-controlling Interests and Equity	$37,612	$37,669

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Consolidated Statement of Cash Flows (Unaudited)
	Nine Months Ended September 30,
	2022	2021
	(in millions)
Operating Activities
Net income	$7,405	$6,308
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	1,197	995
Depreciation and amortization	566	537
(Gains) losses on equity investments, net	133	(534)
Share-based compensation	273	241
Deferred income taxes	(589)	(49)
Other	40	34
Changes in operating assets and liabilities:
Accounts receivable	(326)	(234)
Settlement assets	298	845
Prepaid expenses	(1,472)	(1,742)
Accrued litigation and legal settlements	249	(4)
Restricted security deposits held for customers	(342)	136
Accounts payable	(91)	(74)
Settlement obligations	146	(978)
Accrued expenses	638	692
Net change in other assets and liabilities	(30)	101
Net cash provided by operating activities	8,095	6,274
Investing Activities
Purchases of investment securities available-for-sale	(192)	(344)
Purchases of investments held-to-maturity	(174)	(214)
Proceeds from sales of investment securities available-for-sale	28	66
Proceeds from maturities of investment securities available-for-sale	156	249
Proceeds from maturities of investments held-to-maturity	194	198
Purchases of property and equipment	(312)	(285)
Capitalized software	(446)	(301)
Purchases of equity investments	(62)	(179)
Proceeds from sales of equity investments	7	185
Acquisition of businesses, net of cash acquired	(313)	(4,197)
Other investing activities	(6)	(12)
Net cash used in investing activities [1]	(1,120)	(4,834)
Financing Activities
Purchases of treasury stock	(6,339)	(4,628)
Dividends paid	(1,430)	(1,307)
Proceeds from debt, net	1,127	1,282
Acquisition of non-controlling interest	—	(133)
Contingent consideration paid	—	(64)
Tax withholdings related to share-based payments	(137)	(130)
Cash proceeds from exercise of stock options	77	55
Other financing activities	(12)	(13)
Net cash used in financing activities	(6,714)	(4,938)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(387)	(80)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(126)	(3,578)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	9,902	12,419
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$9,776	$8,841
1 The company corrected prior period classifications of certain line items within investing activities on the consolidated statement of cash flows with no impact on total net cash used in investing activities.

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted net revenue, adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excludes these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended September 30, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,756	$2,644	54.1%	$(40)	18.6%	$2,499	$2.58
(Gains) losses on equity investments [1]	**	**	**	(60)	0.6%	(66)	(0.07)
Litigation provisions [2]	**	(208)	3.6%	**	0.2%	162	0.17
Adjusted - Non-GAAP	$5,756	$2,437	57.7%	$(99)	19.4%	$2,595	$2.68

	Three Months Ended September 30, 2021
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$4,985	$2,268	54.5%	$99	14.3%	$2,414	$2.44
(Gains) losses on equity investments [1]	**	**	**	(197)	(0.2)%	(163)	(0.16)
Litigation provisions [3]	**	(27)	0.6%	**	0.1%	22	0.02
Indirect tax matter [4]	**	(82)	1.6%	6	0.2%	69	0.07
Adjusted - Non-GAAP	$4,985	$2,158	56.7%	$(92)	14.4%	$2,341	$2.37

	Three Months Ended September 30, 2022 as compared to the Three Months Ended September 30, 2021
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	15%	17%	(0.5)	ppt	4.4	ppt	4%	6%
(Gains) losses on equity investments [1]	**	**	**		0.8	ppt	5%	5%
Litigation provisions [2,3]	**	(8)%	3.0	ppt	0.1	ppt	6%	6%
Indirect tax matter [4]	**	4%	(1.6)	ppt	(0.2)	ppt	(3)%	(3)%
Adjusted - Non-GAAP	15%	13%	1.0	ppt	5.0	ppt	11%	13%
Currency impact [5]	7%	4%	1.1	ppt	0.4	ppt	9%	9%
Adjusted - Non-GAAP - currency-neutral	23%	17%	2.0	ppt	5.4	ppt	20%	22%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1. Q3’22 and Q3’21 pre-tax net gains of $60 million and $197 million, respectively, were primarily related to unrealized fair market value adjustments and unrealized gains on marketable and nonmarketable equity securities.
Third Quarter Special Items
2. Q3’22 pre-tax charges of $208 million as result of developments in settlement discussions with certain U.K. merchants, including a settlement reached with one of those merchants.
3. Q3’21 pre-tax charges of $27 million related to litigation settlements and estimated attorney’s fees with U.K. merchants.
4. Q3’21 pre-tax net charges of $88 million related to the resolution of a foreign indirect tax matter for 2015 through 2021 and the related interest expense.
Other Notes
5. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Non-GAAP Reconciliations (YTD)
	Nine Months Ended September 30, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$16,420	$7,340	55.3%	$(437)	14.3%	$7,405	$7.60
(Gains) losses on equity investments [1]	**	**	**	133	—%	114	0.12
Litigation Provisions [2]	**	(341)	2.1%	**	0.5%	251	0.26
Russia-related impacts [3]	(37)	(67)	0.3%	**	—%	24	0.02
Adjusted - Non-GAAP	$16,383	$6,932	57.7%	$(303)	14.8%	$7,794	$8.00

	Nine Months Ended September 30, 2021
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$13,668	$6,413	53.1%	$229	15.7%	$6,308	$6.35
(Gains) losses on equity investments [1]	**	**	**	(534)	(0.3)%	(432)	(0.43)
Litigation provisions [4]	**	(94)	0.7%	**	0.1%	74	0.07
Indirect tax matter [5]	**	(82)	0.6%	6	0.1%	69	0.07
Adjusted - Non-GAAP	$13,668	$6,237	54.4%	$(299)	15.6%	$6,018	$6.06

	Nine Months Ended September 30, 2022 as compared to the Nine Months Ended September 30, 2021
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	20%	14%	2.2	ppt	(1.4)	ppt	17%	20%
(Gains) losses on equity investments [1]	**	**	**		0.3	ppt	11%	11%
Litigation provisions [2,4]	**	(4)%	1.4	ppt	0.4	ppt	3%	3%
Russia-related impacts [3]	—%	(1)%	0.3	ppt	—	ppt	—%	—%
Indirect tax matter [5]	**	1%	(0.6)	ppt	(0.1)	ppt	(1)%	(2)%
Adjusted - Non-GAAP	20%	11%	3.3	ppt	(0.8)	ppt	29%	32%
Currency impact [6]	6%	3%	0.9	ppt	0.2	ppt	8%	8%
Adjusted - Non-GAAP - currency-neutral	25%	14%	4.2	ppt	(0.6)	ppt	38%	40%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Year-to-date 2022 pre-tax net losses of $133 million and 2021 pre-tax net gains of $534 million were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Year-to-Date Special Items
2. Year-to-date 2022 pre-tax charges of $341 million as a result of developments in settlement discussions with certain U.K. merchants, including a settlement reached with one of those merchants, as well as a change in estimate related to the claim of merchants who opted out of the U.S. merchant class litigation.
3. Year-to-date 2022 pre-tax net charges of $30 million directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge is comprised of general and administrative expenses of $67 million primarily related to incremental employee-related costs and reserves on uncollectible balances with certain sanctioned customers, offset by a net benefit of $37 million in rebates and incentives (contra-revenue) primarily related to a reduction in liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
4. Year-to-date 2021 pre-tax charges of $94 million related to litigation settlements and estimated attorneys’ fees with U.K. merchants.
5. Year-to-date 2021 pre-tax charges of $88 million related to the resolution of a foreign indirect tax matter for 2015 through 2021 and the related interest expense.
Other Notes
6. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended September 30, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$550	2.8%	12.2%	$400	15.4%	9,339	18.4%	$150	4.5%	1,540	908
Canada	63	13.7%	17.8%	62	17.8%	941	13.8%	2	17.2%	6	70
Europe	620	(6.3)%	7.5%	478	15.9%	14,221	(6.6)%	142	(13.7)%	1,003	705
Latin America	153	24.5%	29.0%	108	32.0%	4,891	26.9%	45	22.1%	398	361
Worldwide less United States	1,386	0.8%	11.9%	1,048	17.3%	29,391	5.7%	339	(2.2)%	2,947	2,045
United States	683	10.5%	10.5%	621	12.0%	9,538	5.6%	61	(3.4)%	298	617
Worldwide	2,069	3.8%	11.4%	1,669	15.3%	38,929	5.7%	400	(2.4)%	3,244	2,662
Mastercard Credit and Charge Programs
Worldwide less United States	641	3.0%	14.8%	608	16.1%	13,334	9.5%	33	(4.9)%	159	761
United States	351	20.4%	20.4%	342	20.4%	3,663	16.8%	10	21.7%	9	300
Worldwide	993	8.6%	16.7%	950	17.6%	16,997	11.0%	43	0.1%	169	1,061
Mastercard Debit Programs
Worldwide less United States	745	(1.0)%	9.5%	440	19.1%	16,057	2.8%	306	(1.9)%	2,787	1,284
United States	331	1.5%	1.5%	280	3.3%	5,875	(0.4)%	52	(7.0)%	288	317
Worldwide	1,077	(0.2)%	6.9%	719	12.4%	21,933	1.9%	357	(2.6)%	3,076	1,601

	For the 9 Months Ended September 30, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,652	4.6%	11.5%	$1,189	14.5%	26,393	16.5%	$463	4.4%	4,577	908
Canada	180	17.3%	20.4%	175	20.8%	2,584	16.1%	5	5.7%	16	70
Europe	1,784	1.5%	14.7%	1,361	23.5%	39,228	(2.2)%	423	(6.7)%	2,886	705
Latin America	445	31.2%	33.0%	314	37.4%	13,881	32.9%	131	23.3%	1,125	361
Worldwide less United States	4,061	6.0%	15.3%	3,040	20.9%	82,086	8.8%	1,021	1.4%	8,604	2,045
United States	1,981	11.2%	11.2%	1,802	13.8%	27,580	7.2%	179	(9.2)%	874	617
Worldwide	6,042	7.7%	13.9%	4,842	18.1%	109,666	8.4%	1,201	(0.3)%	9,477	2,662
Mastercard Credit and Charge Programs
Worldwide less United States	1,883	8.5%	17.6%	1,785	18.8%	37,777	12.6%	99	(0.3)%	463	761
United States	994	25.1%	25.1%	967	25.1%	10,240	20.9%	26	25.2%	25	300
Worldwide	2,877	13.7%	20.1%	2,752	20.9%	48,017	14.3%	125	4.1%	488	1,061
Mastercard Debit Programs
Worldwide less United States	2,178	4.0%	13.4%	1,255	24.0%	44,309	5.7%	923	1.6%	8,141	1,284
United States	987	0.1%	0.1%	834	3.0%	17,340	0.5%	153	(13.3)%	849	317
Worldwide	3,165	2.8%	8.9%	2,090	14.7%	61,648	4.2%	1,076	(0.8)%	8,989	1,601

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended September 30, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$535	11.2%	9.3%	$380	11.7%	7,889	16.1%	$156	3.9%	1,527	893
Canada	56	23.4%	16.6%	54	16.5%	827	14.5%	1	18.9%	5	63
Europe	661	27.4%	26.9%	474	32.7%	15,227	30.0%	188	14.2%	1,122	710
Latin America	123	39.6%	34.6%	85	41.4%	3,856	39.9%	38	21.7%	321	280
Worldwide less United States	1,375	21.3%	19.6%	993	23.6%	27,799	26.5%	383	10.4%	2,974	1,947
United States	618	20.4%	20.4%	555	23.0%	9,033	15.3%	64	1.8%	319	550
Worldwide	1,993	21.0%	19.8%	1,547	23.3%	36,831	23.5%	446	9.1%	3,293	2,497
Mastercard Credit and Charge Programs
Worldwide less United States	622	19.0%	16.4%	584	16.6%	12,180	21.4%	38	12.6%	162	746
United States	292	35.7%	35.7%	284	34.1%	3,137	29.0%	8	126.3%	8	264
Worldwide	914	23.9%	21.9%	868	21.8%	15,317	22.9%	46	23.4%	170	1,010
Mastercard Debit Programs
Worldwide less United States	753	23.2%	22.4%	408	35.0%	15,618	30.7%	344	10.2%	2,812	1,201
United States	326	9.4%	9.4%	271	13.1%	5,896	9.1%	56	(5.6)%	311	286
Worldwide	1,079	18.7%	18.2%	679	25.3%	21,515	24.0%	400	7.7%	3,123	1,487

	For the 9 Months ended September 30, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,579	16.4%	11.8%	$1,108	13.8%	22,660	19.3%	$472	7.4%	4,592	893
Canada	154	23.5%	14.3%	149	16.2%	2,226	14.3%	5	(24.7)%	13	63
Europe	1,758	27.1%	23.9%	1,243	28.8%	40,125	29.5%	514	13.5%	3,078	710
Latin America	339	26.4%	27.0%	231	34.0%	10,444	30.4%	108	14.2%	888	280
Worldwide less United States	3,830	22.2%	18.5%	2,731	21.9%	75,455	25.9%	1,099	10.6%	8,571	1,947
United States	1,782	22.5%	22.5%	1,584	24.3%	25,727	16.2%	198	9.8%	964	550
Worldwide	5,611	22.3%	19.7%	4,315	22.8%	101,182	23.3%	1,296	10.5%	9,535	2,497
Mastercard Credit and Charge Programs
Worldwide less United States	1,736	16.9%	12.5%	1,628	13.2%	33,545	19.1%	109	2.6%	460	746
United States	795	26.8%	26.8%	774	27.2%	8,473	22.1%	21	13.7%	21	264
Worldwide	2,531	19.8%	16.6%	2,401	17.4%	42,018	19.7%	130	4.3%	481	1,010
Mastercard Debit Programs
Worldwide less United States	2,093	27.1%	23.9%	1,103	37.6%	41,910	31.9%	990	11.6%	8,111	1,201
United States	987	19.2%	19.2%	810	21.6%	17,253	13.6%	177	9.3%	943	286
Worldwide	3,080	24.4%	22.4%	1,913	30.3%	59,164	25.9%	1,167	11.2%	9,054	1,487

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers. Starting in the first quarter of 2022, data related to sanctioned Russian banks was not reported to us and therefore such amounts are not included. Subsequent to the suspension of our business operations in Russia in March 2022, there is no Russian data to be reported.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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